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                                  Kirt W. James
                                    President
                           Last Company Clothing, Inc.
                              24843 Del Prado, #318
                              Dana Point, CA 92629
                (Name and address of Person Authorized to Receive
      Notices and Communications on Behalf of the Person Filing Statement)
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                                 WITH A COPY TO:
                             Karl E. Rodriguez, ESQ
                        34700 Pacific Coast Highway, #303
                           Capistrano Beach, CA 92624
                                 (949) 248-9561
                              fax:  (949)  248-1688
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K-A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                         Date of Report:  July 20, 2000

                       Commission File Number:  000-30567


                           Last Company Clothing, Inc.

 Nevada                                                               88-0422308
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

24843  Del  Prado,  Suite  318,  Dana  Point  CA                           92626
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:         (949)  248-8933


                                  INTRODUCTION

     This Report is filed for sole purpose of correcting the Report on Form 8-K dated July 10, 2000. The gist of the correction is that the change of control erroneously reported under Item 1, and the acquisition of assets under Item 2, and the change of directors in Item 6, all formerly reported, have not occurred, as reported, but are subject to a condition precedent to closing of the proposed acquisition.


     ITEM  1.  CHANGE OF CONTROL OF REGISTRANT. None to date. Please see Item 5.


     ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.  Please  see  Item  5.


     ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.  None.


     ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.


     ITEM  5.  OTHER  EVENTS.

     (A)  NEGOTIATIONS,  DISCUSSIONS,  PRELIMINARY  ACTIONS.

     On July 5, 2000, pursuant to Majority Shareholder Action, the following proposals were adopted which may result in a change of control of this Corporation, if consummated.

     (1)  Increase  the  authorized  number  of  directors  to  a maximum of 15.

     (2) Approve and empower the Board of Directors to effect, a forward split of the issuer's common stock, every one share to become two shares, including the increase of authorized capital from 50,000,000 to 100,000,000 shares.

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          The record date for entitlement to the forward split is July 20, 2000.
The date for     distribution of the additional one share for every share owned,
as  of  the  close  of  business  on  July     20, 2000, shall be July 28, 2000.

     (3) Ratify and Approve the acquisition of M-I Vascular Innovations, Inc., in exchange for the issuance of common shares on a one-to-one basis, not to exceed 20,000,000 post-split shares.

     (4) Approve and authorize a change of the corporate name to become MIVI Biomedical Technologies, Inc., or similar name at the discretion of the Board of Directors.

     (5) Elect the following persons as directors to take office upon closing of acquisition of MIVI Biomedical Technologies, Inc., or similar name: (5.1) Dr. Robert Ian Gordon Brown, (5.2) Dr. Jean-Francois Marquis, (5.3) James D. Davidson, (5.4) Alan P. Lindsay, (5.5) Zhi-Yong (John) Ma, (5.6) Ronald L.
Handford, (5.7) Kita Tosetti, (5.8) Peter K. Jensen, (5.9) Michael Smorch, and (5.10) Stephen Walters.

     (B) NO TRANSACTION HAS TAKEN PLACE. The acquisition so authorized has not taken place. The foregoing information is intended to disclose the terms of the discussions and negotiations to date. There has been no change of control nor change in Officers or Directors, as of this date. This transaction is not expected to close, if at all, before August 1, 2000, and is contingent upon acceptance for quotation of our common stock on the OTCBB. If our stock is not accepted for such quotation, then the proposed acquisition will not close, and preliminary agreements will be rescinded.

     (C) FORM 10-SB REGISTRATION STATEMENT EFFECTIVE. Our Form 10-SB registration statement that was filed pursuant to the Securities Exchange Act of 1934 became effective on July 7, 2000, and is clear of any comments from the SEC staff. Our market maker requested that our stock be considered for quotation on the OTCBB based upon the "piggyback exception" to Rule 15c2-11 that is available for companies with securities trading in another interdealer quotation system. Our market maker has been informed by the NASD that the piggyback exception could not be relied upon based on the information in the previously filed Form 8-K, here amended, that improperly lead the reader to believe that a change of control had taken place. It is our hope that the NASD will reassess its position based upon the corrected information filed herein. In the event that the piggyback exception is not made available to us, then our market maker will be required to file a Form 211 with the NASD on our behalf for our securities to be considered for quotation on the OTCBB.

It is management's belief that it is to the advantage of the shareholders of our company, that our securities be expeditiously approved for trading on the OTCBB in order that our proposed transaction be closed. Our company currently has limited operations and no profitability. When management was approached by representatives of M-I Vascular Innovations concerning a proposed business combination, we determined that this business combination would provide a better opportunity than does our present business plan for our shareholders to realize value from their investment. Should the approval for quotation not be granted by the NASD within a reasonably short period of time, then M-I Vascular has the right to unilaterally cancel this proposed transaction. Should the transaction be cancelled, then we will continue our limited business operations and will remain open to a favorable business combination. M-I Vascular, incorporated on January 20, 1999, is in the business of developing vascular support products that it intends to manufacture and sell to the cardiovascular industry for use in the treatment of cardiovascular disease. They have developed a proprietary design and process to manufacture a cardiovascular medical device that is comparable to what is in use in the industry today, but at a significantly reduced manufacturing cost.

   ITEM 6. CHANGES OF REGISTRANT'S DIRECTORS. None to date. Please see Item 5.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

July  20,  2000

                           LAST COMPANY CLOTHING, INC.


                                       by

/s/Kirt  W.  James                          /s/Pete  Chandler
   Kirt  W.  James                             Pete  Chandler
   President  and  Director                    Secretary  and  Director

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